UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2026

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41173	26-4042544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 to Asset Purchase and Exclusive License Agreement

As previously disclosed, on March 6, 2026, NexGel, Inc. (the “Company”) entered into an Asset Purchase and Exclusive License Agreement (the “Original License Agreement”) with Celularity Inc. (“Celularity”), pursuant to which Celularity agreed to grant to the Company an exclusive license to Celularity’s commercial-stage regenerative biomaterials portfolio and certain development-stage programs, and agreed to sell to the Company assets related to the portfolio (collectively, the “Business”). On April 17, 2026, the Company and Celularity entered into Amendment No. 1 to the Original License Agreement (the “Amendment” and, together with the Original License Agreement, the “License Agreement”).

The Amendment modified the consideration payable by the Company for the Business. Pursuant to the Amendment, in full consideration for the grant of rights and the transfer of assets contemplated by the License Agreement, the Company agreed to pay or deliver to Celularity aggregate consideration in the amount of $13,300,000, consisting of (i) an upfront cash payment of $8,300,000, paid on the Transaction Commencement Date (as defined in the License Agreement) in accordance with the flow of funds memorandum agreed by the parties, and (ii) a convertible promissory note issued by the Company to Celularity in the original principal amount of $5,000,000 (the “Celularity Note”). The Celularity Note was issued on the Transaction Commencement Date and has terms identical to those of the Notes (as defined below) issued to investors in the private placement described below under “Securities Purchase Agreement,” including a conversion price of $0.60 per share (subject to adjustment and reset as described below), an interest rate of 10% per annum, and a maturity date that is eighteen (18) months following the issuance date. The Celularity Note ranks pari passu with the Notes.

The Amendment also (i) provided that the Sales Rep Obligations (as defined in the License Agreement) would be assumed by the Company as of the Transaction Commencement Date, pursuant to a separate assumption of liabilities agreement entered into between the Company and Celularity on April 17, 2026, (ii) modified the first milestone payment under Section 4.3.1 of the License Agreement such that the $2,500,000 milestone payment is payable upon the earlier of (a) the achievement of $25,000,000 in Net Sales (as defined in the License Agreement) or (b) the date that is fifteen (15) months following the Transaction Commencement Date, provided that Net Sales of at least $15,000,000 have been achieved as of such date, (iii) deleted the Product Purchase Credit and all provisions relating to any holdback amount, deferred consideration or contingent payment mechanism, and (iv) extended the outside date under Section 9.2.3 of the License Agreement from April 15, 2026 to April 30, 2026. The remaining up to $17,500,000 of milestone payments under the License Agreement remains in full force and effect, unchanged by the Amendment.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Original License Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 10, 2026 and is incorporated herein by reference. Portions of the Amendment have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K because such information (i) is not material and (ii) is the type that the Company treats as private or confidential.

Securities Purchase Agreement

On April 17, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Buyers”), pursuant to which the Company issued and sold to the Buyers (i) unsecured convertible promissory notes in the aggregate original principal amount of $6,900,000 (the “Notes”) and (ii) warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), exercisable for an aggregate of 5,750,000 shares of Common Stock (the “Warrants”), in a private placement (the “Offering”) for aggregate gross proceeds to the Company of $6,900,000. The Company has executed commitments to raise up to an additional $475,000 of Notes and Warrants on the same terms through one or more subsequent closings not to occur later than April 24, 2026.

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In addition, on April 17, 2026 and in connection with the Offering, certain sales representatives of Celularity whose obligations were assumed by the Company as part of the License Agreement agreed to convert approximately $500,000 of such assumed Sales Rep Obligations into Notes and Warrants issued on identical terms to those issued in the Offering.

The Notes bear interest at a rate of 10% per annum, payable quarterly in cash (or, at the election of the holder, in shares of Common Stock valued at the then-applicable Conversion Price (as defined below)), and mature on the date that is eighteen (18) months following the issuance date. Upon the occurrence and during the continuance of an Event of Default (as defined in the Notes), interest accrues at the lesser of 18% per annum or the maximum rate permitted by law. The Notes are convertible, at the option of the holder, into shares of Common Stock at an initial conversion price of $0.60 per share (the “Conversion Price”), subject to customary adjustments for stock splits, stock dividends, recapitalizations and similar events, as well as full-ratchet anti-dilution adjustments in the event of certain dilutive issuances. On the date that is twelve (12) months following the issuance date and on the maturity date, the Conversion Price will automatically adjust to the lower of (i) the then-applicable Conversion Price or (ii) the arithmetic average of the volume-weighted average prices of the Common Stock for each of the five (5) trading days immediately preceding the applicable measurement date.

Each holder of a Note with an aggregate purchase price of at least $1,000,000 (a “Qualified Buyer”) has the right, but not the obligation, to purchase additional Notes on the same terms and conditions as the Notes in an aggregate principal amount equal to the initial principal amount of Notes purchased by such Qualified Buyer at closing, in two equal tranches, on the six-month and nine-month anniversaries of the closing date. If a Qualified Buyer commits to purchase additional Notes but elects not to purchase any portion of such additional Notes in either tranche, the outstanding principal amount of such Qualified Buyer’s initial Note will be automatically reduced, on a dollar-for-dollar basis, by the unfunded amount, effective as of the applicable tranche funding date. One Qualified Buyer purchased additional Notes with an aggregate purchase price of $1,000,000 pursuant to the terms described above.

The Notes contain customary events of default. Upon the occurrence of an Event of Default, the Notes may become immediately due and payable at an amount equal to 105% of the then-outstanding principal amount plus accrued and unpaid interest (including default interest) and other amounts due thereunder. The Company has the right to prepay the Notes, in whole or in part, with the written consent of the holder, at a prepayment price equal to 110% of the principal amount and interest being prepaid. The Notes also include provisions requiring the Company, upon receipt of cash proceeds from certain financing transactions, to offer to apply up to 20% of such net proceeds to the repayment of the Notes on a pro rata basis.

Each Warrant has an exercise price of $0.80 per share, subject to customary adjustments for stock splits, stock dividends, recapitalizations and similar events, and expires on the five-year anniversary of its issuance date. The Warrants may be exercised on a cashless basis if, at the time of exercise, there is no effective registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). The Warrants were issued as additional consideration for the purchase of the Notes, and each Buyer received Warrants to purchase a number of Warrant Shares equal to fifty percent (50%) of the number of shares of Common Stock underlying the principal amount of the Notes purchased by such Buyer.

Neither the Notes nor the Warrants may be converted or exercised, as applicable, to the extent that such conversion or exercise would cause the holder, together with its affiliates and other attribution parties, to beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock (which beneficial ownership limitation may be increased or decreased by the holder upon 61 days’ prior written notice to the Company, but in no event to an amount exceeding 9.99%). In addition, the aggregate number of shares of Common Stock issuable upon conversion of all Notes (including the Celularity Note) and exercise of all Warrants issued pursuant to the Purchase Agreement is subject to a cap of 19.99% of the number of shares of Common Stock outstanding as of the issuance date (the “Exchange Cap”), unless and until the Company has obtained the approval of its stockholders for the issuance of Common Stock in excess of the Exchange Cap in accordance with the applicable rules of The Nasdaq Stock Market LLC (“Stockholder Approval”). The Company has agreed in the Purchase Agreement to seek Stockholder Approval at a meeting of stockholders to be held no later than sixty (60) days following the closing date, and, if Stockholder Approval is not obtained at such meeting, to call additional stockholder meetings every sixty (60) days thereafter until Stockholder Approval is obtained.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the parties, including (i) a right of first refusal in favor of the Buyers with respect to certain subsequent placements of the Company’s securities, (ii) a prohibition on the Company’s entry into any “variable rate transaction” (as defined in the Purchase Agreement) while the Notes remain outstanding above a specified threshold, (iii) a most-favored-nations provision, and (iv) restrictions on the use of proceeds. The Company intends to use the net proceeds of the Offering for business development, general working capital, and for payment of a portion of the upfront license fee payable to Celularity pursuant to the License Agreement.

In connection with the Offering, on April 17, 2026, the Company and the Buyers also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the SEC, no later than seventy-five (75) calendar days following the closing date, a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, and to use its reasonable best efforts to have such registration statement declared effective by the SEC no later than one hundred fifty (150) calendar days following the initial filing date. The Registration Rights Agreement also contains customary indemnification provisions and provides for contribution in the event that indemnification is unavailable.

Alere Financial Partners, a division of Cova Capital Partners, LLC acted as placement agents in connection with the Offering.

The foregoing descriptions of the Purchase Agreement, the Notes, the Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Note, the form of Warrant and the form of Registration Rights Agreement, copies of which are filed as Exhibits 10.3, 4.1, 4.2 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 17, 2026, the Company completed the transactions contemplated by the License Agreement, pursuant to which the Company acquired an exclusive license to the Business, on the terms described under Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference. A description of the Business and the terms of the License Agreement was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2026, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Notes and the Celularity Note is incorporated herein by reference. The Company incurred the obligations under the Notes and the Celularity Note upon the closing of the Offering and the License Agreement on April 17, 2026.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Notes, the Warrants and the Celularity Note is incorporated herein by reference. The Notes, the Warrants, the shares of Common Stock issuable upon conversion of the Notes, the Warrant Shares and the Celularity Note (collectively, the “Securities”) were offered and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering. Each Buyer represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D and that it was acquiring the applicable Securities for its own account and not with a view toward, or for resale in connection with, the public sale or distribution thereof. The Securities were offered and sold without any form of general solicitation or general advertising, and the certificates or book-entry statements representing the Securities were or will be issued bearing restrictive legends. The Company relied, in part, on the representations and warranties of the Buyers contained in the Purchase Agreement, and of Celularity in the License Agreement, in order to determine the availability of such exemption.

Of the $6,900,000 of gross proceeds from the Offering, $125,000 was purchased by affiliates of the Company, consisting of three members of the Company’s Board of Directors and two executive officers of the Company, each of whom invested $25,000 in the Offering on the same terms and conditions as the unaffiliated Buyers.

Item 8.01 Other Events.

On April 21, 2026, the Company issued a press release announcing the closing of the transactions contemplated by the License Agreement and the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K are not being filed herewith. The Company will file such financial statements by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is not being filed herewith. The Company will file such pro forma financial information by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Promissory Note.
4.2	Form of Common Stock Purchase Warrant.
10.1	Amendment No. 1 to Asset Purchase and Exclusive License Agreement, dated as of April 17, 2026, by and between NexGel, Inc. and Celularity Inc.
10.2	Asset Purchase and Exclusive License Agreement, dated as of March 6, 2026, by and between NexGel, Inc. and Celularity Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2026).
10.3*	Form of Securities Purchase Agreement, dated as of April 17, 2026, by and among NexGel, Inc. and the Buyers named therein.
10.4	Form of Registration Rights Agreement, dated as of April 17, 2026, by and among NexGel, Inc. and the Buyers named therein.
99.1	Press Release, dated April 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information (i) is not material and (ii) is the type that the Company treats as private or confidential. The Company hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2026

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer